UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2018

Civeo Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-36246	98-1253716
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

Three Allen Center,

333 Clay Street, Suite 4980, Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Registration Rights Agreement

On April 2, 2018, Civeo Corporation (“Civeo”) completed its previously announced acquisition (the “Acquisition”) of Noralta Lodge Ltd. (“Noralta”), pursuant to the share purchase agreement, dated November 26, 2017, as amended by the amending agreement, dated March 15, 2018 (as so amended, the “Purchase Agreement”), by and among Civeo, Noralta, Torgerson Family Trust (the “Torgerson Trust”), 2073357 Alberta Ltd., 2073358 Alberta Ltd., 1818939 Alberta Ltd., 2040618 Alberta Ltd., 2040624 Alberta Ltd., 989677 Alberta Ltd. (“989677” and, together with the Torgerson Trust, the “Restricted Shareholders”) and Lance Torgerson.

In connection with closing of the Acquisition (the “Closing”), Civeo entered into the registration rights, lock-up and standstill agreement, dated April 2, 2018, with the Restricted Shareholders (the “Registration Rights Agreement”). A brief summary of the terms of the Registration Rights Agreement is included below. The summary of the terms of the Registration Rights Agreement is not complete and is entirely qualified by reference to the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 4.1 hereto.

Shelf Registration Statement

Pursuant to the Registration Rights Agreement, Civeo has agreed that, as soon as practicable following the date that is 18 months after the date of the Registration Rights Agreement, but in no event more than 30 days thereafter, Civeo will use its commercially reasonable efforts to prepare and file a shelf registration statement to register the Common Shares (as defined in Item 2.01 of this Current Report on Form 8-K) held by the Restricted Shareholders upon the closing of the Acquisition (including any Common Shares held in escrow) and any Common Shares issued upon conversion of the Preferred Shares (as defined in Item 2.01 of this Current Report on Form 8-K) held by the Restricted Shareholders upon the closing of the Acquisition (including any Preferred Shares held in escrow). Civeo is obligated to use commercially reasonable efforts to cause such shelf registration statement to be declared effective by the Securities Exchange Commission (the “SEC”) within 150 days after filing.

If a shelf registration statement required under the Registration Rights Agreement does not become, or is not declared, effective within 180 days after the date that is 18 months after the date of the Registration Rights Agreement, then the dividend rate of the Preferred Shares will be increased by (i) 0.25% per annum commencing on the first succeeding dividend payment date after such registration default and (ii) 0.25% per annum on each subsequent dividend payment date until such time as a shelf registration statement becomes effective (up to a maximum increase of 1.00% per annum).

Piggyback Rights

Pursuant to the Registration Rights Agreement, if Civeo proposes to file a registration statement providing for the public offering of Common Shares, for its own account or for the account of a selling shareholder, for sale to the public in an underwritten public offering for cash, the Restricted Shareholders will have customary piggyback registration rights that allow them to include their Common Shares in any such registration statement, subject to proportional cutbacks. No piggyback rights will be available incidental to any public offering by Civeo (i) relating to any employee benefit, compensation, incentive or savings plan or dividend reinvestment plans, (ii) relating to the acquisition or merger by Civeo or any of its subsidiaries of or with any other business, (iii) under Civeo’s existing shelf registration statement on Form S-3, (iv) to be registered on a registration statement on Form S-4 or Form S-8 (or any successor forms thereto) or a registration statement for the offering or sale of the Common Shares issuable upon conversion of debt securities, or (v) only to existing holders of securities issued by Civeo (including the Restricted Shareholders).

Limitations; Expenses; Indemnification

The Restricted Shareholders’ registration rights are subject to certain customary limitations, including Civeo’s right to delay or withdraw a registration statement under certain circumstances. Civeo generally will be required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes or stamp or other duties attributable to a Restricted Shareholder’s sale or other disposition of the Common Shares. In addition, Civeo will pay the reasonable fees and expenses of one legal counsel selected by the majority-in-interest of the Restricted Shareholders participating in any public offering. Under the Registration Rights Agreement, Civeo has agreed to indemnify the Restricted Shareholders against any losses, claims, damages or liabilities resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Common Shares, unless such liability arose from their misstatement or omission, and each of the Restricted Shareholders, severally and individually, has agreed to indemnify Civeo against any losses, claims, damages or liabilities caused by such Restricted Shareholder’s misstatements or omissions in those documents.

Standstill and Voting Restrictions

The Restricted Shareholders are subject to customary standstill restrictions, including a restriction on the purchase of additional Common Shares, and a restriction on voting their Common Shares that limits the voting by such holders of Common Shares (including Common Shares held in escrow) in excess of 15% of the voting power of the outstanding Common Shares, which will be voted consistently with all other Civeo shareholders (other than the Restricted Shareholders). In addition, the Restricted Shareholders have agreed not to, directly or indirectly, (i) solicit shareholders for the approval of any shareholder proposals, (ii) propose or seek to effect a change of control of Civeo, (iii) engage in a proxy solicitation involving Civeo, or (iv) form, join or otherwise participate in a group or voting trust with respect to Common Shares (other than a group comprised solely of Restricted Shareholders, their affiliates and permitted transferees) for the purpose of acquiring, holding, voting or disposing of Common Shares. The restrictions described in the preceding sentence shall not apply if Civeo has entered into a definitive agreement, the consummation of which would result in a change of control of Civeo, or any person has commenced a public tender or exchange offer which if consummated would result in a change of control of Civeo. The standstill and voting restrictions in the Registration Rights Agreement shall terminate at such time as the Common Shares owned by the Restricted Shareholders in the aggregate no longer constitute at least five percent of the Common Shares then outstanding (calculated assuming conversion of all of the outstanding Preferred Shares) or upon specified bankruptcy or change of control events.

Restrictions on Transfer

Each Restricted Shareholder has agreed to not transfer any of its Common Shares or Preferred Shares for a period of 18 months after the date of the Registration Rights Agreement, subject to certain exceptions, including transfers to affiliates. After the 18-month restricted period, any Restricted Shareholder will be permitted to transfer their Common Shares in any public offering or in a sale transaction pursuant to and in accordance with Rule 144 under the U.S. Securities Act of 1933, as amended, so long as no such transfer, when taken together with any and all other transfers during the period of 90 consecutive days ending on the date of such transfer, involves a number of Common Shares in excess of 10 percent of the number of such Restricted Shareholder’s Common Shares issued to such Restricted Shareholder pursuant to the Purchase Agreement (calculated assuming conversion of such Restricted Shareholder’s Preferred Shares, if any). The foregoing transfer restrictions will not apply to a transfer in a public offering pursuant to a piggyback registration statement. In addition, no Restricted Shareholder may transfer any Common Shares or Preferred Shares to any competitor of Civeo or any person, whether individually or as part of a group, that would then have the right to vote more than ten percent of the Common Shares then outstanding, other than transfers in an underwritten public offering or in a market transaction pursuant to Rule 144.

Amended Credit Agreement

On April 2, 2018, Civeo entered into an Amended and Restated Syndicated Facility Agreement (the “Amended Credit Agreement”) among Civeo and certain of its subsidiaries, as borrowers, the guarantors party thereto, the lenders named therein, Royal Bank of Canada, as Administrative Agent, and the other agents party thereto.

The Amended Credit Agreement amends and restates Civeo’s existing syndicated facility agreement to, among other things:

●	Extend the maturity date by 18 months, from May 30, 2019 to November 30, 2020;
●

Provide for the reduction of aggregate revolving loan commitments such that (i) the U.S. revolving credit facility is limited to a maximum principal amount of US$20,000,0000; (ii) the Australian revolving credit facility is limited to a maximum principal amount of US$60,000,000 and (iii) the Canadian revolving credit facility, after combining the commitments of the previously existing two tranches of the Canadian revolving credit facility into one tranche, is limited to a maximum principal amount of US$159,500,000;

●

Make certain changes to the maximum total leverage ratio financial covenant, including a decrease in the permitted level of the total leverage ratio to a range of 3.50x to 4.50x (as specified in the Amended Credit Agreement) for each fiscal quarter beginning with the fiscal quarter ending March 31, 2018, when the maximum leverage ratio decreases to 4.50x, before further decreases to 4.25x for the third fiscal quarter of 2018, 3.75x for the fourth fiscal quarter of 2018 and 3.50x for the first fiscal quarter of 2019 and each fiscal quarter thereafter; provided, that in the event Civeo issues or incurs indebtedness in excess of $150 million (a “Qualified Offering”), the permitted level of the total leverage ratio will be fixed to a maximum of 4.00x;

●

Add a maximum senior secured leverage ratio financial covenant, which provides that following a Qualified Offering, the ratio of Civeo’s senior secured indebtedness to its consolidated EBITDA cannot exceed 2.50x;

●	Increase the amortization rate from 5% per annum to 10% per annum;
●

Make certain changes to the indebtedness covenant to eliminate the requirement that the total leverage ratio be lower than 3.50x (unless otherwise required by the financial covenant) to incur any unsecured indebtedness;

●

Make certain changes to the acquisitions covenant, including to eliminate any requirement to further reduce the total leverage ratio following an acquisition if the total leverage ratio prior to such acquisition was lower than 3.50x and after such acquisition remains lower than 3.50x; and

●	Make other technical changes and amendments.

The description of the Amended Credit Agreement set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 2.01     Completion of Acquisition or Disposition of Assets.

On April 2, 2018, Civeo completed its previously announced acquisition of Noralta. Pursuant to the Purchase Agreement, Civeo acquired all outstanding shares of Noralta in exchange for (i) C$207,706,429 in cash, subject to customary post-closing adjustments for working capital, indebtedness and transaction expenses, of which C$43,459,749 will be held in escrow by Alliance Trust Company (the “Escrow Agent”) to support the sellers’ indemnification obligations under the Purchase Agreement and certain obligations of the sellers to compensate Civeo for certain increases employee compensation costs that may be incurred by Noralta as a result of the recent union certification of certain classes of Noralta employees, (ii) 32,790,868 common shares of Civeo, no par value (the “Common Shares”), of which 13,491,100 shares will be held in escrow by the Escrow Agent and released based on certain conditions related to Noralta customer contracts remaining in place and 2,340,824 shares will be held in escrow by the Escrow Agent and released based on Noralta employee compensation cost increases described above, and (iii) 9,679 shares of Class A Series 1 Preferred Shares of Civeo (the “Preferred Shares”) with an initial liquidation preference of US$96,790,000, of which 692 shares will be held in escrow by the Escrow Agent and released based on Noralta employee compensation cost increases described above.

The foregoing description of the Purchase Agreement is not complete and is entirely qualified by reference to the full text of (1) the share purchase agreement, which was filed as Exhibit 10.1 to Civeo’s Current Report on Form 8-K filed with the SEC on November 27, 2017, and (2) the amending agreement which was filed as Exhibit 10.1 to Civeo’s Current Report on Form 8-K with the SEC on March 16, 2018.

Civeo has incorporated the Purchase Agreement by reference as an exhibit to this report to provide investors and security holders with information on its terms. That incorporation by reference is not intended to provide any other financial information about the parties to the Purchase Agreement or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and only as of specific dates; were solely for the benefit of the parties; may be subject to limitations agreed upon by those parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description of those provisions as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Purchase Agreement, and that subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Item 3.03     Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 under the heading “Registration Rights Agreement” and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Civeo agreed in the Purchase Agreement to expand the size of its board of directors (the “Board”) at Closing to eight members and appoint to the Board as a Class I director Lance Torgerson, or with the prior written consent of Civeo, following the review and approval of the proposed nominee by the Nominating & Corporate Governance Committee of the Board, an alternate nominee of the Torgerson Trust. The Torgerson Trust selected Ronald J. Gilbertson as an alternate nominee to be appointed to the Board and, following the review and approval of the proposed nominee by the Nominating & Corporate Governance Committee of the Board, the Board consented to his selection.

Accordingly, effective at the Closing, Civeo expanded the size of the Board from seven to eight members and Mr. Gilbertson was appointed as a Class I director to fill the vacancy created by the expansion. Pursuant to the Purchase Agreement, Civeo has agreed that it will take all necessary actions to nominate Mr. Gilbertson for re-election to the Board at the 2018 annual general meeting of Civeo shareholders (the “2018 Annual Meeting”), subject to certain limited exceptions. Mr. Gilbertson has also been appointed to the Finance & Investment Committee (the “Finance Committee”) of the Board.

In connection with his appointment, the Board approved Civeo entering into an indemnification agreement with Mr. Gilbertson. The form of indemnification agreement approved is in the same form as the previously disclosed indemnification agreement entered into with the other members of the Board. The form indemnification agreement is incorporated by reference as Exhibit 10.2 to this report.

Compensatory Arrangements

Consistent with Civeo’s standard arrangement for non-employee directors, Mr. Gilbertson will receive (i) an annual retainer of $50,000 for his service on the Board, (ii) fees of $2,000 for attendance at each Board or committee meeting and (iii) an additional annual retainer of $5,000 for his service on the Finance Committee.

In addition, upon his appointment, the Board agreed to grant Mr. Gilbertson restricted share awards valued at $125,000 based on the closing share price of the Civeo’s common shares on the date of the 2018 Annual Meeting, which shall be the grant date. It is also expected that Mr. Gilbertson will be granted restricted share awards valued at $125,000 at each successive annual general meeting of shareholders after which he continues to serve.

There are no material arrangements or understandings between Mr. Gilbertson and any other person pursuant to which Mr. Gilbertson was appointed to serve as a director that are not described above. Civeo is not aware of any transaction in which Mr. Gilbertson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Closing, Civeo amended its Articles by filing a Notice of Alteration with the British Columbia Registry of Corporations on March 28, 2018 (the “Articles Amendment”).

The Articles Amendment amends Civeo’s Articles to create the Preferred Shares. A brief summary of the terms of the Preferred Shares is below. The summary of the terms of the Preferred Shares is not complete and is entirely qualified by reference to the full text of the Notice of Articles of Civeo and the Amended and Restated Articles of Civeo, each as amended, copies of which are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and incorporated herein by reference.

Voting Rights

The Preferred Shares will not have voting rights, except as statutorily required.

Dividends

The Preferred Shares will be entitled to receive a 2% annual dividend on the liquidation preference (initially US$10,000 per share), paid quarterly in cash or, at Civeo’s option, by increasing the Preferred Shares’ liquidation preference, or by any combination thereof. In the event that a shelf registration statement does not become effective within the time period specified in the Registration Rights Agreement as described above, the dividend rate is subject to increase to up to a maximum of 3% per annum until such registration statement becomes effective.

Conversion Rights

The Preferred Shares will be convertible into Common Shares at a conversion price of US$3.30 per Preferred Share, subject to customary anti-dilution adjustments, including in the case of dividends or distribution to holders of the Common Shares (the “Conversion Price”). Civeo will have the right to elect to convert the Preferred Shares into Common Shares if the 15-day volume weighted average price of the Common Shares is equal to or exceeds the Conversion Price. Holders of the Preferred Shares will have the right to convert the Preferred Shares into Common Shares at any time after two years from the date of issuance, and the Preferred Shares mandatorily convert after five years from the date of issuance. The Preferred Shares also convert automatically into Common Shares upon a change of control of Civeo. In the event of certain transactions that do not constitute a change of control but which would result in the Common Shares being converted into, or exchanged for, securities, cash or property (a “Reorganization Event”), each Preferred Share will, without the consent of the holders of the Preferred Shares, become convertible into the kind of securities, cash and other property that such holder of Preferred Shares would have been entitled to receive if such holder had converted its Preferred Shares into Common Shares immediately prior to such Reorganization Event.

Redemption Rights

Civeo may, at any time and from time to time, redeem any or all of the Preferred Shares for cash at the liquidation preference, plus accrued and unpaid dividends.

Liquidation Rights

The Preferred Shares will rank senior in all respects to the Common Shares with respect to dividend rights and rights upon the liquidation, dissolution or winding-up of Civeo up to the amount of the liquidation preference and accrued and unpaid dividends.

Item 5.07      Submission of Matters to a Vote of Security Holders.

Civeo held a special meeting of the shareholders on March 28, 2018 to, in accordance with New York Stock Exchange rules, approve the issuance of the Common Shares and the Preferred Shares, together with the issuance of Common Shares upon any conversion of the Preferred Shares, upon the consummation of the Acquisition (the “Share Issuance Proposal”).

Of the 132,253,185 Common Shares outstanding and entitled to vote as of the close of business on February 1, 2018, the record date for the special meeting, 99,165,550 shares were present in person or represented by proxy at the meeting, which was sufficient to constitute a quorum. There were 97,362,144 votes FOR the Share Issuance Proposal, 156,165 votes AGAINST the Share Issuance Proposal, 1,647,241 abstentions and no broker non-votes, which was sufficient to pass the Share Issuance Proposal.

Item 9.01     Financial Statements and Exhibits.

a) Financial Statements of Businesses Acquired.

Civeo intends to file the financial statements of Noralta required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for Item 2.01 of this Current Report on Form 8-K.

b) Pro Forma Financial Information.

Civeo intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for Item 2.01 of this Current Report on Form 8-K.

d) Exhibits.

Civeo is filing the following exhibits with this report:

2.1

Share Purchase Agreement, dated November 26, 2017, by and among Civeo Corporation, Noralta Lodge Ltd., Torgerson Family Trust, 2073357 Alberta Ltd., 2073358 Alberta Ltd., 1818939 Alberta Ltd., 2040618 Alberta Ltd., 2040624 Alberta Ltd., 989677 Alberta Ltd. and Lance Torgerson (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-36246) filed on November 27, 2017).

2.2

Amending Agreement, dated March 15, 2018, by and among Civeo Corporation, Noralta Lodge Ltd., Torgerson Family Trust, 2073357 Alberta Ltd., 2073358 Alberta Ltd., 1818939 Alberta Ltd., 2040618 Alberta Ltd., 2040624 Alberta Ltd., 989677 Alberta Ltd. and Lance Torgerson (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-36246) filed on March 16, 2018).

3.1	Notice of Articles of Civeo Corporation, as amended.

3.2	Amended and Restated Articles of Civeo Corporation, as amended.

4.1	Registration Rights, Lock-Up and Standstill Agreement, dated April 2, 2018, by and among Civeo Corporation, Torgerson Family Trust and 989677 Alberta Ltd.

10.1

Amended and Restated Syndicated Facility Agreement, dated April 2, 2018, among Civeo Corporation and certain of its subsidiaries, as borrowers, the guarantors party thereto, the lenders named therein, Royal Bank of Canada, as Administrative Agent, and the other agents party thereto.

10.2	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K12B (File No. 001-36246) filed on July 17, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVEO CORPORATION

By: /s/ Frank C. Steininger
Name: Frank C. Steininger
Title: Executive Vice President, Chief Financial Officer and Treasurer

DATED: April 2, 2018